Exhibit 10.11

MIDSTATES PETROLEUM COMPANY, INC.

[DATE]

FORM OF NOTICE OF GRANT OF RESTRICTED STOCK

(TIME VESTING)

Pursuant to the terms and conditions of the Midstates Petroleum Company, Inc. 2012 Long Term Incentive Plan, attached as Appendix A (the “Plan”), and the associated Restricted Stock Agreement, attached as Appendix B (the “Agreement”), you are hereby issued shares of Stock subject to certain restrictions thereon and under the conditions set forth in this Notice of Grant of Restricted Stock (the “Notice”), in the Agreement, and in the Plan (the “Restricted Shares”). Capitalized terms used but not defined herein shall have the meanings set forth in the Plan.

Grantee:	_________

Date of Grant:	(the “Date of Grant”)

Number of Shares:	_________

Purchase Price:	$0.00

Vesting Schedule:	The restrictions on all of the Restricted Shares granted pursuant to the Agreement will expire and the Restricted Shares will become transferable, except to the extent provided in Section 13 of the Agreement, and non-forfeitable according to the following schedule; provided, that you remain in the employ of, or a service provider to, the Company or its Subsidiaries continuously from the Date of Grant through such vesting dates.

On or After Each of the Following Vesting Dates	Portion of Shares as to Which the Restricted Shares are Transferable and Nonforfeitable
First anniversary of the Date of Grant	One-third
Second anniversary of the Date of Grant	One-third
Third anniversary of the Date of Grant	One-third

All Restricted Shares that have not become vested and non-forfeitable pursuant to this Notice will be null and void and forfeited to the Company in the event of your termination by the Company or its Subsidiaries for any reason.

You acknowledge and agree that (a) you are not relying upon any determination by the Company, its affiliates, or any of their respective employees, directors, officers, attorneys or agents (collectively, the “Company Parties”) of the Fair Market Value of the Stock on the Date of Grant, (b) you are not relying upon any written or oral statement or representation of the Company Parties regarding the tax effects associated with your execution of this Agreement and your receipt, holding and vesting of the Restricted Shares, and (c) in deciding to enter into this Agreement, you are relying on your own judgment and the judgment of the professionals of your choice with whom you have consulted. You hereby release, acquit and forever discharge the Company Parties from all actions, causes of actions, suits, debts, obligations, liabilities, claims, damages, losses, costs and expenses of any nature whatsoever, known or unknown, on account of, arising out of, or in any way related to the tax effects associated with your execution of the Agreement and your receipt, holding and exercise of the Restricted Shares.

Furthermore, you understand and acknowledge that you should consult with your tax advisor regarding the advisability of filing with the Internal Revenue Service an election under section 83(b) of the Code (a form of which is attached as Appendix C) with respect to the Restricted Shares for which the restrictions have not lapsed. This election must be filed no later than 30 days after Date of Grant set forth in this Notice of Grant of Restricted Stock. This time period cannot be extended. You acknowledge (a) that you have been advised to consult with a tax advisor regarding the tax consequences of the award of the Restricted Shares and (b) that timely filing of a section 83(b) election is your sole responsibility, even if you request the Company or its representative to file such election on your behalf. If you make an election under section 83(b) of the Code, then you shall notify the Company of such election within ten (10) days of filing the election with the Internal Revenue Service.

By your signature below, you hereby acknowledge receipt of the Restricted Shares issued on the Date of Grant indicated above, which have been issued under the terms and conditions of the Plan, this Notice and the Agreement. You further acknowledge receipt of the copy of the Plan and Agreement and agree to all of the terms and conditions of this Notice and the Plan and the Agreement, which are incorporated herein by reference.

MIDSTATES PETROLEUM COMPANY, INC.

By:
Name:
Title:

Accepted by:

[name of Grantee]

Date:

Confirmation of Receipt by Company:

By:

2

[insert name of Designated Recipient]

Date Received:

Attachments:	Appendix A – Midstates Petroleum Company, Inc. 2012 Long Term Incentive Plan
Appendix B – Restricted Stock Agreement
Appendix C – Section 83(b) Election

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APPENDIX A

MIDSTATES PETROLEUM COMPANY, INC.

2012 LONG TERM INCENTIVE PLAN

A-1

APPENDIX B

RESTRICTED STOCK AGREEMENT

B-1

APPENDIX C

SECTION 83(b) ELECTION

This statement is made under Section 83(b) of the Internal Revenue Code of 1986, as amended, pursuant to Treasury Regulations Section 1.83-2.

1.	The taxpayer who performed the services is:

Name:	_________________

Address:

Social Security No.:	________________

2.	The property with respect to which the election is made is shares of the common stock, par value $0.01 per share, (the “Shares”) of Midstates Petroleum Company, Inc. (the “Company”) pursuant to the Company’s 2012 Long Term Incentive Plan (the “Plan”).

3.	The property was transferred on (the “Date of Grant”).

4.	The taxable year for which the election is made is the calendar year .

5.	Pursuant to the terms of a Restricted Stock Award Agreement (the “Agreement”) between the Company and the taxpayer, the Shares will not be transferable and will be subject to a substantial risk of forfeiture as set forth in the Agreement. The restrictions on all of the Shares will expire and the Shares will become transferable, except to the extent provided in Section 13 of the Agreement and non-forfeitable according to the following schedule: [ ]; provided, however, that such restrictions will expire on such dates only if the taxpayer remains in the continuous employ of, or a service provider to, the Company or its subsidiaries continuously from the Date of Grant through the applicable vesting dates. All Shares for which the restrictions have not terminated shall be forfeited upon the termination of the taxpayer’s employment or service relationship with the Company or its subsidiaries.

6.	The fair market value of such property at the time of transfer (determined without regard to any restriction other than a restriction which by its terms will never lapse) is $ per share.

7.	The amount paid for such property is $ per share.

8.	A copy of this statement was furnished to the Company, for whom taxpayer rendered the services underlying the transfer of such property.

9.	This statement is executed on ,

C-1

Signature of Spouse (if any)	Signature of Taxpayer

This election must be filed with the Internal Revenue Service Center with which the taxpayer files his or her federal income tax returns and must be filed within 30 days after the Date of Grant. This filing should be made by registered or certified mail, return receipt requested. The taxpayer must retain two copies of the completed form for filing with his or her federal and state tax returns for the current tax year and an additional copy for his or her records.

C-2